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                                                                    Exhibit 99.1

[LOGO OF KNIGHT TRADING GROUP, INC.]

CONTACTS FOR KNIGHT
-------------------

Margaret Wyrwas
Senior Vice President, Corporate Communications & Investor Relations 201-557-6954 or mwyrwas@knighttrading.com


Kara Fitzsimmons
Vice President, Corporate Communications
201-356-1523 or kfitzsimmons@knighttrading.com


Judy Pirro
Manager, Investor and Shareholder Relations
201-356-1548 or jpirro@knighttrading.com


Catherine Smith
Manager, Marketing Communications and Public Relations
201-557-6992 or csmith@knighttrading.com


FOR IMMEDIATE RELEASE:   February 5, 2003
----------------------


                  KNIGHT TRADING GROUP CHIEF FINANCIAL OFFICER,
              EXECUTIVE VICE PRESIDENT & TREASURER ROBERT I. TURNER
                           ANNOUNCES INTENT TO RETIRE


JERSEY CITY, New Jersey (February 5, 2003) - Knight Trading Group, Inc. (Nasdaq:
NITE) Chief Financial Officer, Executive Vice President and Treasurer Robert I. Turner has announced his intention to retire. Mr. Turner, 50, will remain with the company during the transition.

Knight said that Senior Vice President and Group Controller John B. Howard, 33, will serve as Acting Chief Financial Officer, effective immediately, during the search and transition process. Mr. Howard has been with Knight since 1998. Previously, he was a Senior Manager in the Securities Industry Practice of PricewaterhouseCoopers.

"We thank Rob for his hard work and dedication since the company's founding in 1995," said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. "We expect that the process of finding and appointing a new CFO will be a smooth one, and we are pleased to have Rob's assistance and John's expertise during this time."

"I am proud to have been with Knight since the very beginning," Mr. Turner said. "The entrepreneurial spirit that led to the founding of Knight allowed me to play a major role in building the company into what it is today. I am confident that the leadership of the company, and the financial support team and infrastructure, will continue to perform superlatively and facilitate the transition to the next CFO. After eight wonderful and energizing years, I am looking forward to spending more time with my family before exploring new opportunities."

Knight is focused on meeting the needs of institutional and broker-dealer clients by offering the highest quality trade execution, superior service, capital commitment and access to a deep pool of liquidity across the depth and breadth of the market. As a leading execution specialist, Knight broadens our clients' access to the capital markets by providing comprehensive trade execution services in equity securities and

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option classes. Knight also maintains a $1 billion asset management business for institutions and high net worth individuals. More information about Knight can be obtained at www.knighttradinggroup.com.

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.


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